Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of ENDRA Life Sciences Inc. on Form S-8 (File Nos. 333-233178 and 333-218894) of our report dated March 25, 2021, with respect to our audits of the consolidated financial statements of ENDRA Life Sciences Inc. & Subsidiaries as of December 31, 2020 and 2019, which is included in this Annual Report on Form 10-K of ENDRA Life Sciences Inc.

/s/ RBSM LLP

RBSM LLP
New York, NY
March 25, 2021